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                                                                      EXHIBIT 21
                   CURRENT LIST OF SUBSIDIARIES OF REGISTRANT
Advanta Corp. (DE)
      Advanta National Corp. (DE)
            Advanta National Bank
      Advanta Bank Corp. (UT)
            Advanta Business Receivables Corp. (NV)
            Advanta Equipment Receivables Series 2000-1 LLC
      Advanta GP Corp. (DE)
            Advanta Partners LP (PA)
            Advanta 101 GP Corp. (DE)
      Advanta GP II Corp. (DE)
      Advanta GCF GP Corp. (DE)
            Advanta Growth Capital Fund LP (DE)
      Advanta Investment Corp. (DE)
      Advanta Investment Corp. II (DE)
            E-Commerce Investments, Inc.
      Advanta Information Services, Inc. (DE)
      Advanta International Corporation I (DE)
      Advanta International Corporation II (DE)
      Advanta Business Services Holding Corp. (DE)
            Advanta Business Services Corp. (DE)
                  Advanta Leasing Receivables Corp. (DE)
                  Advanta Leasing Receivables Corp. II (DE)
                  Advanta Leasing Receivables Corp. III (NV)
                        Advanta Business Receivables LLC (NV)
                  Advanta Leasing Receivables Corp. IV (NV)
                  Advanta Leasing Receivables Corp. V (NV)
                  Advanta Leasing Receivables Corp. VI (NV)
                  Advanta Leasing Receivables Corp. VII (NV)
                  Advanta Leasing Receivables Corp. VIII (NV)
                  Advanta Leasing Receivables Corp. IX (NV)
                  Advanta Commercial Credit Corp. (NV)
                  Mt. Vernon Leasing, Inc. (NJ)
      Advanta Service Corp. (DE)
      Advanta Shared Services Corp. (DE)
      Coltex Leverage Lease Corporation I (DE)
      TSLL Jedobert Cal, Inc. (DE)
      Advanta Properties I Corp. (PA)
      Advanta Properties II Corp. (PA)
      Advanta Life Insurance Company (AZ)
      Advanta Insurance Company (AZ)
            Advanta Insurance Agency Inc. (DE)
            First Advanta Insurance Agency Inc. (PA)
      AICM, Inc. (AZ)
      Advanta Name Corp. (DE)
      Advanta Advertising, Inc. (DE)
            ADVANTENNIS Corp. (DE)
      Advanta Residual Holding Corp. (DE)
      Advanta Mortgage Holding Company (DE)
            Advanta Auto Finance Corporation (NV)
                  Advanta Auto Receivables Corp. I (NV)
            Advanta Mortgage Corp. USA (DE)
                  Advanta Finance Corp. (NV)
                        Advanta Finance Residential Mortgage Corp. (NV)
                        Advanta Finance Residual Corporation (DE)
                  Advanta Mortgage Corp. Midatlantic (PA)
                  Advanta Mortgage Corp. Midatlantic II (PA)
                  Advanta Mortgage Corp. New Jersey (NJ)
                  Advanta Mortgage Corp. Northeast (NY)
                  Advanta Mortgage Corp. Midwest (PA)
                  Advanta Nominee Services, Inc. (DE)
                  Advanta Mortgage Conduit Services, Inc. (DE)
                        Advanta Conduit Receivables, Inc. (NV)
                        Advanta Mortgage Receivables Inc. (DE)
                        Advanta Mortgage Funding Corp. (DE)